EXHIBIT 10.55(b)

Amendment One

This Amendment made as of March 21, 2003 (Amendment Effective Date) by and between Midland Cogeneration Venture Limited Partnership (“MCV”), a limited partnership organized under the laws of Michigan, with offices located at 100 Progress Place, Midland, Michigan 48640, and General Electric International, Inc., a corporation organized under the laws of the State of Delaware, United States of America with offices at 4200 Wildwood Parkway, Atlanta, Georgia, 30339 (hereinafter referred to as “GEII”).

Whereas, MCV and GEII entered into a Maintenance Services and Parts Agreement made as of 31 December, 2002 (“the Agreement”); and

Whereas, the Parties wish to amend the Agreement in accordance with the terms of this Amendment One;

In consideration of the mutual benefits expressed herein, the Parties hereby agree as follows:

1.	Article 2.2 of the Agreement is amended by capitalizing all instances of the word “outage” in the third and fourth paragraphs.

2.	Article 2.2.1 of the Agreement is amended by capitalizing the word “parts” in the last sentence and making lowercase all instances of the word “Maintenance”.

3.	Article 2.6 of the Agreement is amended by capitalizing all instances of the word “facility” and the word “parts” in (iii).

4.	Article 2.10 of the Agreement is amended by replacing the word “Refurbished”, with the word, “Reconditioned”.

5.	Article 3.2 of the Agreement is amended removing the comma from the first bulleted item and capitalizing the word “outages” in the 10th bulleted item.

6.	Article 3.6.1 of the Agreement is amended by capitalizing all instances of the word “outage”.

7.	Article 4.2.2 of the Agreement is amended by adding a blank line below the Article title.

EXHIBIT 10.55(b)

8.	Article 4.2.4 of the Agreement is amended by adding a blank line below the Article title.

9.	Article 5.1 of the Agreement is amended by removing the Article numbering before the first paragraph.

10.	Article 5.2.1.1 of the Agreement is amended by making lowercase all instances of the word “Fee”.

11.	Article 5.2.2 of the Agreement is amended by justifying section B3 so that all clauses begin with the same left margin.

12.	Article 6.5 of the Agreement is amended by making lowercase all instances of the word “Facility” in the second paragraph.

13.	Consistent with the intent of this Amendment One, Exhibit 13 to the Agreement is amended by substituting the revised exhibit as described below:

Exhibit 13 “Consent and Agreement” Rev. 2 on 05 February 2003 by jam A copy of the revised exhibit described above is attached to this Amendment One.

14.	Except as expressly set forth in this Amendment One, the provisions of the Maintenance Services and Parts Agreement remain unchanged and in full force and effect.

	General Electric International, Inc.		Midland Cogeneration Venture

By:	/s/ James Suciu	By:	/s/ James M. Kevra

	James Suciu		James M. Kevra
	Vice-President		President and CEO
	GE		Midland Cogeneration Venture Limited Partnership

Exhibit 13

CONSENT AND AGREEMENT

     CONSENT AND AGREEMENT, dated as of December 31, 2002, made by GE International, Inc, a Delaware corporation, (the “undersigned”) to the parties whose names appear on Schedule A attached hereto (the “Transaction Parties”), provides as follows:

     1.     Midland Cogeneration Venture Limited Partnership (“MCV”), and the undersigned entered into the Maintenance Services and Parts Agreement, dated December 31, 2002, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Consent and Agreement (the “Contract”). MCV was the owner of an approximately 1370 MW gas-fired cogeneration facility in Midland, Michigan (the “Facility”). Pursuant to several separate Participation Agreements, each dated as of June 1, 1990, MCV sold and leased-back several separate Undivided Interests in the Facility under several separate Leases each having a basic term of 25 years. The general structure of the sale and lease-back transactions is described in more detail in Schedule B attached hereto.

     2.     The undersigned hereby acknowledges notice of the sale and lease-back transactions described in Schedule B and receipt of a photocopy of each Participation Agreement (including Appendix A thereto but excluding other Appendices, Exhibits and Schedules referenced therein unless specifically requested). Photocopies of the related Transaction Documents will be made available by MCV to the undersigned at its request for inspection. The undersigned further acknowledges and consents to the assignments of and Liens on the Contract pursuant to the Transaction Documents related to each sale and lease-back transaction, and hereby agrees with each of the Transaction Parties (provided, however, that each of the Indenture Trustees will have the rights set forth herein only until the undersigned receives written notice from such Indenture Trustee that the related Undivided Interest in the Facility is no longer subject to the Lien of the Indenture to which such Indenture Trustee is a party and the Secured Notes issued pursuant to such Indenture have been paid in full) that:

          (a) Each Owner Trustee and each related Indenture Trustee shall be entitled, after a Lease Event of Default or an Indenture Event of Default under the Lease or the Indenture, as the case may be, to which such Person is a party, to exercise any and all rights of MCV under the Contract in accordance with the terms of the related Lease, the related Lessee Security Agreement, the related Indentures and this Consent and

Rev. 2 on 05 February 2003 by jam

Agreement, and the undersigned will comply in all respects with such exercise by any of such Persons.

          (b) The undersigned will give each owner Trustee and Indenture Trustee prompt written notice of any default of which it has knowledge under the Contract which, if not cured, would give the undersigned the right to suspend its performance under, or to terminate, the Contract. Each Owner Trustee and Indenture Trustee (and their respective designee(s)) shall have the right, within 30 days (or such longer period, not to exceed 90 days, as may reasonably be required to cure defaults other than defaults in respect to the nonpayment of money by MCV) of receipt by each such Person of such written notice, to cure such default.

          (c) In the event any Owner Trustee or Indenture Trustee succeeds to MCV’s rights or interests under the Contract after a Lease Event of Default or an Indenture Event of Default under the Lease or the Indenture, as the case may be, to which such Person is a party, whether by foreclosure or otherwise, such Person shall have the right to exercise all rights of MCV under such Contract, and the undersigned will comply in all respects with such exercise by such Person.

          (d) The exercise of remedies under any Lease or foreclosure of any Indenture, whether by judicial proceedings or under power of sale contained in such Indenture or otherwise or any conveyance from MCV or any Owner Trustee to either related Indenture Trustee in lieu thereof, following a Lease Event of Default or Indenture Event of Default under the Lease or the Indenture, as the case may be, to which such Person is a party, shall not require the further consent of the undersigned.

     3.     It is understood and agreed that the Contract and this Consent and Agreement are subject to all tariffs and all Applicable Laws relating to such services. Except as required, in the undersigned’s reasonable opinion or by any Applicable Law, the undersigned will not, without the prior written consent of each Owner Trustee and Indenture Trustee (unless MCV delivers to the undersigned a certificate stating that such consent is not required by the terms of the related Transaction Documents), cancel, amend, modify or terminate or accept any cancellation, amendment, modification or termination thereof, except if such cancellation or termination is in accordance with the express terms of the Contract, but subject to the rights of each Owner Trustee and Indenture Trustee to cure any defaults and to keep the Contract in full force and effect as provided in Section 2(b) above.

Rev. 2 on 05 February 2003 by jam

     4.     In the event that any Owner Trustee or Indenture Trustee (or their respective designee(s)) assumes the Contract or otherwise elects to perform the duties of MCV under the Contract, such Person shall not have any personal liability to the undersigned for the performance of MCV’s obligations under the Contract, it being understood that the sole recourse of the undersigned seeking enforcement of such obligations shall be to such Person’s interest in the Facility and the related rights and Revenues therefrom.

     5.     If the Contract is rejected by a trustee or debtor-in-possession in any bankruptcy, insolvency or similar proceeding involving any Persons other than the undersigned, or is terminated for any other reason (except as a result of a default which was not appropriately cured as provided herein and in the Contract), and if, (i) within 30 days thereafter, MCV (in the case of a bankruptcy, insolvency or similar proceeding involving any Owner Trustee or Owner Participant), any Owner Trustee, Indenture Trustee or their respective successors or assigns so request and (ii) all payment defaults under the Contract have been cured, the undersigned will execute and deliver to the Person or Persons making such request in proportion to their respective interests in the Contract a new Contract for the services remaining to be performed under the original Contract and containing the same terms and conditions as the original Contract (except for any requirements which have been fulfilled prior to such termination). Such new Contract also shall be subject to the terms of this Consent and Agreement.

     6.     The undersigned acknowledges that after the end of the respective Lease Terms and during the respective Residual Terms, each Owner Trustee, as the assignee of an Undivided Interest in the Contract pursuant to the related Facility Agreements Assignment, shall have all of the rights and shall be liable for all of the obligations (to the extent of its respective Undivided Interest Percentage) on a non-recourse basis of MCV under the Contract. The undersigned further acknowledges that MCV shall be the initial Operator of the Facility under the Operating Agreement and further agree that the Owner Trustees may appoint any Person to serve as a successor Operator thereunder so long as such Person satisfies the requirements set forth in the Operating Agreement.

     7.     No termination, amendment or waiver of any provision of this Consent and Agreement or consent to any departure by the undersigned from any provision of this Consent and Agreement shall be effective unless the same shall be in writing and signed by the Owner Trustees, the Indenture Trustees and MCV and then such waiver or consent shall be effective only in a specified instance for the specific purpose for which it was given.

Rev. 2 on 05 February 2003 by jam

     8.     This Consent and Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, and shall be binding on the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned by its officers thereunto duly authorized, have duly executed this Agreement as of the day and year first above written.

/s/ Jim Suciu

By: Jim Suciu

Title: VP GE Power Systems

Seen and Agreed to this
25th day of March, 2003.

MIDLAND COGENERATION VENTURE
LIMITED PARTNERSHIP, as
Lessee

By:	/s/ James M. Kevra

Title:	President & CEO

Rev. 2 on 05 February 2003 by jam